Exhibit 5.1

November 21, 2006

Maxwell Technologies, Inc.

9244 Balboa Avenue

San Diego, California 92133

Re:	Registration Statement on Form S-3 (File No. 333- )

Ladies and Gentlemen:

We have acted as counsel to Maxwell Technologies, Inc., a Delaware corporation (the “Registrant”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of

1.	common stock, $0.10 par value per share (the “Common Stock”);

2.	warrants to purchase Common Stock or Debt Securities (the “Warrants”);

3.	senior debt securities (the “Senior Debt Securities”); and

4.	subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $125,000,000.

The Warrants may be issued pursuant to warrant agreements to be dated on or about the date of the first issuance of the Warrants thereunder (the “Warrant Agreement”), between the Registrant and a bank or trust company as warrant agent (the “Warrant Agent”).

The Senior Debt Securities may be issued pursuant to an Indenture between the Registrant and a trustee to be named in such Indenture; and the Subordinated Debt Securities may be issued pursuant to an Indenture between the Registrant and a trustee to be named in such Indenture (collectively, the “Indentures”).

Maxwell Technologies, Inc.

November 21, 2006

We are acting as counsel for the Registrant in connection with the sale by the Registrant of the Common Stock, the Warrants and the Debt Securities. We have examined signed copies of the Registration Statement as filed with the Commission, including the exhibits thereto. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Registrant as provided to us by the Registrant, stock record books of the Registrant as provided to us by the Registrant, the Certificate of Incorporation and By-Laws of the Registrant, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the following opinion:

1. With respect to the Common Stock, when (i) specifically authorized for issuance by the Registrant’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (iii) the terms of the sale of the Common Stock have been duly established in conformity with the Registrant’s Certificate of Incorporation and By-laws, each as amended to date, and do no violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Registrant and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant, (iv) the Common Stock have been issued and sold as contemplated by the Registration Statement and (v) the Registrant has received the consideration provided for in the Authorizing Resolutions, the Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (iii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action, (iv) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent, (v) the terms of such Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant, (vi) such Warrants have been duly executed and delivered by the Company and

Maxwell Technologies, Inc.

November 21, 2006

authenticated by the Warrant Agent pursuant to the Warrant Agreement and issued and sold as contemplated by the Registration Statement and (vii) the Registrant has received the consideration provided for in the Authorizing Resolutions, such Warrants will constitute valid and legally binding obligations of the Registrant, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principle.

3. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and (v) the Registrant has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute valid and legally binding obligations of the Registrant, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

It is understood that this opinion is to be used only in connection with the offer and sale of the Common Stock, Warrants and Debt Securities while the Registration Statement is in effect. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus and any prospectus supplement under the caption “Legal Matters.”

Very truly yours,

GUNDERSON DETTMER STOUGH
VILLENEUVE FRANKLIN & HACHIGIAN, LLP

/s/ Jeffrey P. Higgins